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                                                                    Exhibit 10-1


                        NEW JERSEY RESOURCES CORPORATION
                      LONG-TERM INCENTIVE COMPENSATION PLAN
                     (AS AMENDED, EFFECTIVE OCTOBER 1, 1999)


                              I. GENERAL PROVISIONS

         A.       PURPOSES

                  The purpose of the Long-Term Incentive Compensation Plan (the "Plan") of the New Jersey Resources Corporation (the "Company") is to promote the interests of the Company and its stockholders by (1) attracting and retaining employees of outstanding ability; (2) strengthening the Company's capability to develop, maintain and direct a competent management team; (3) motivating employees, by means of performance-related incentives, to achieve long-range performance goals; (4) providing incentive compensation opportunities which are competitive; and (5) enabling employees to participate in the long-term growth and financial success of the Company.

         B.       DEFINITIONS

                  Award - means a grant or award under Sections II through IV, inclusive, of the Plan.

                  Board of Directors - means the Board of Directors of the Company.

                  Code - means the Internal Revenue Code of 1986, as amended from time to time.

                  Committee - means the Compensation and Benefits Committee of the Board of Directors, or such other committee of the Board of Directors as may from time to time be designated to administer the Plan.

                  Common Stock - means the common stock, $2.50 par value, of the Company.

                  Corporation - means the Company, its Divisions and Subsidiaries.

                  Disability Date - means the date on which a Participant is deemed totally and permanently disabled under the long-term disability plan of the Corporation applicable to the Participant.

                  Disinterested Person - has the meaning set forth in Rule 16b-3(d) (3) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

                  Employee - means any full-time or part-time employee of the Corporation.

                  Fair Market Value - means, as the Committee shall determine, either (1) the average of the high and low sales prices of the Common Stock, or (2) the closing price of the Common Stock, on the date on which it is to be valued hereunder as reported for New York Stock Exchange-Composite Transactions.

                  Participant - means an Employee who is selected by the Committee to receive an Award under the Plan.
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                  Performance Cycle or Cycle - means the period of years
         selected by the Committee during which the performance of the Corporation is measured for the purpose of determining the extent to which an award of Performance Units has been earned.

                  Performance Goals - means the objectives for the Corporation established by the Committee for a Performance Cycle, for the purpose of determining and measuring the extent to which Performance Units, which have been contingently awarded for such Cycle, have been earned.

                  Performance Units - means a fixed or variable dollar or Common Stock share denominated Unit contingently awarded under Section III of the Plan.

                  Restricted Period - means the period of years selected by the Committee during which a Service Award may be forfeited to the Company.

                  Retirement - means retirement on a normal, early or postponed retirement date within the meaning of the pension plan of the Corporation applicable to the Participant.

                  Service Award - means such number of shares of Common Stock contingently granted, based on continued service for a specified period, to a Participant under Section IV of the Plan.

                  Subsidiary - means any corporation in which the Company owns directly or indirectly fifty (50%) percent or more of the total combined voting power of all classes of its stock having voting power.

         C.       ADMINISTRATION

                  The Plan shall be administered by the Committee, which shall at all times consist of three or more members, each of whom is a Disinterested Person. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee's decisions are binding upon all parties.

         D.       ELIGIBILITY

                  All Employees are eligible to be Participants in the Plan. Notwithstanding the foregoing no member of the Committee shall be eligible to receive an Award during such member's term of membership on the Committee.

         E.       SHARES RESERVED

                  a. There shall be reserved for issuance pursuant to the Plan a total of 1,500,000 (One Million Five Hundred Thousand) shares of Common Stock. In the event that (1) a stock option granted hereunder expires or is terminated unexercised as to any shares covered thereby, or (2) shares are forfeited for any reason under the Plan, such shares shall thereafter be again available for issuance pursuant to the Plan.

                  b. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off; combination or exchange of shares or other corporate change, or any distributions to common shareholders other than normal cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities
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         issued or reserved for issuance pursuant to the Plan, including the number of outstanding stock options and the option price thereof, and the number of outstanding Awards of other types.

         F.       CHANGE OF CONTROL

                  In order to maintain the Participants' rights in the event of Change of Control of the Company, as hereinafter defined, the Board of Directors, in its sole discretion, may, either at the time an Award is made hereunder or at any time prior to or simultaneously with a Change in Control (1) provide for the acceleration of any time period relating to the exercise or realization of such Awards so that such Awards may be exercised or realized in full on or before a date fixed by the Board of Directors; (2) provide for the purchase of such Awards, upon the Participant's request, for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such rights had such Awards been currently exercisable or payable; (3) make such adjustment to the Awards then outstanding as the Board of Directors deems appropriate to reflect such transaction or change; or
         (4) cause the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such change. The Board of Directors may, in its discretion, include such further provisions and limitations in any agreement entered into with respect to an Award as it may deem equitable and in the best interests of the Company.

                  A "Change of Control" shall be deemed to have occurred if (1) absent prior approval by the Board of Directors, thirty (30%) percent or more of the Company's outstanding securities entitled to vote in elections of directors shall be beneficially owned. directly or indirectly, by any person, entity or group; or (2) individuals currently constituting the Board of Directors (or the successors of such individuals nominated by a Board of Directors on which such individuals or such successors constituted a majority) cease to constitute a majority of the Board of Directors.

         G.       WITHHOLDING

                  The Corporation shall have the right to deduct from all amounts paid in cash (whether under this Plan or otherwise) any taxes required by law to be withheld with respect to an Award. In the case of payments of Awards in the form of Common Stock, at the Committee's discretion the Participant may be required to pay to the Corporation the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Corporation shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld. The Committee shall require that, with respect to any such election by a person who is an officer or director of the Company within the meaning of Section 16 under the Securities Exchange Act of 1934, as amended: (1) such election must be made more than 6 months prior to the earlier of (a) the earliest date upon which the Award vests or becomes exercisable and (b) the earliest date on which such withholding is required to be made pursuant to the Internal Revenue Code of 1986, as amended; (2) such election must be irrevocable; and (3) such election shall be subject to disapproval by the Committee.

         H.       NONTRANSFERABILITY

                  No Award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, pledge, encumbrance, obligation or liability of or in favor of the Participant or any other person or entity.
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         I.       NO RIGHT TO EMPLOYMENT

                  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation. Further, the Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.



         J.       CONSTRUCTION OF THE PLAN

                  The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of New Jersey.

         K.       AMENDMENT

                    The Board of Directors may amend, alter suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Corporation's shareholders not later than the annual meeting next following such Board of Directors action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board of Directors may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board of Directors action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Without the prior approval of the Company's shareholders, options issued under any of the Company's existing stock options will not be repriced, replaced, or regranted through cancellation, or by lowering the option exercise price of a previously granted award other than in connection with the customary anti-dilution adjustments.


         L.       DIVIDENDS, EQUIVALENTS AND VOTING RIGHTS; CASH PAYMENTS

                  Awards may provide the Participant with (1) dividends or dividend equivalents and voting rights prior to either vesting or earnout; and (2) to the extent determined by the Committee, cash payments In lieu of all or any portion of an Award.

         M.        EFFECTIVE DATE

                  The Plan shall be effective as of October 1, 1999 (subject to approval by vote of the Company's stockholders), and shall remain in effect until terminated by the Board of Directors.



                                II. STOCK OPTIONS

         A.       AUTHORITY OF COMMITTEE
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                  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom options shall be granted, the number of shares to be covered by each such option, provided that in no event may the number of shares covered by the options to be issued to any one Employee during any plan year exceed 200,000 (Two Hundred Thousand), and the conditions and limitations, if any, in addition to those set forth In Section II.C hereof, applicable to the exercise of each such option. The Committee shall have the authority to grant both incentive stock options and non-qualified stock options, except that incentive stock options shall only be granted to Participants who are employees of the Company or a Subsidiary. In the case of incentive stock options, the terms and conditions of such options shall be subject to and comply with the grant and vesting limitations as may be prescribed by Section 422 of the Code, as from time to time amended, and any implementing regulations.

         B.       OPTION PRICE

                  The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, The option price shall be subject to adjustment in accordance with the provisions of Section I.E.(b) hereof.

         C.       EXERCISE OF OPTIONS

                  a. The Committee may determine that any stock option shall become exercisable in installments and may determine that the right to exercise such stock option as to such installments shall expire on different dates or on the same date; provided that no such stock option shall be exercisable by Participants who are officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934 prior to six (6) months following the date of grant except as otherwise permitted under the Plan. Incentive stock options may not be exercisable later than ten years after their date of grant.

                  b. In the event a Participant ceases to be an Employee with the consent of the Committee, or upon the occurrence of a Participant's death, Retirement or Disability Date, such Participant's Stock Options shall be exercisable at any time during such period as may be established by the Committee. If a Participant ceases to be an Employee for any other reason, such Participant's rights under all stock options shall terminate upon the expiration of ninety days next following the effective date of such Participant's termination of employment.

                  c. Each Stock Option shall be confirmed by a stock option agreement executed by the Company and by the Participant. The option price of each share as to which an option is exercised shall be paid in full by the Participant at the time of such exercise. Such payment shall be made in cash, by tender of shares of Common Stock valued at Fair Market Value as of the date of exercise, subject to such limitations on the tender of Common Stock as the Committee may impose, by a combination of cash and shares of Common Stock, or by such other arrangement as the Committee may determine.

                  d. Each option agreement shall provide that the option shall not be assignable or transferable by the Participant otherwise than by will or the laws of descent and distribution, that no right or interest of any Participant thereunder shall be subject to any lien, pledge, encumbrance, obligation or liability of or in favor of the Participant or any other person or entity, and that such option shall be exercisable only by the Participant during the Participant's lifetime or upon the Participant's death, by such Participant's estate or other legal representative, in accordance with the terms of such option agreement.

                             III. PERFORMANCE UNITS
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         A.       AUTHORITY OF COMMITTEE

                  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine (i) the Employees who shall receive Performance Units and the number of Units awarded for each Performance Cycle; (ii) the duration of each Performance Cycle; and (iii) the value of or valuation methodology for each Performance unit. Performance units may be denominated in fixed or variable dollar amounts, or may be made equal to one or more shares of Common Stock. There may be more than one Performance Cycle in existence at any one time, and the duration of such Performance Cycles may differ, as determined by the Committee.

         B.       OPTION PRICE

                  The Committee shall establish Performance Goals for each Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation or changes in applicable tax laws or accounting principles.

         C.       TERMS AND CONDITIONS

                  The Committee shall determine the number of Performance Units which have been earned on the basis of the Corporation's performance in relation to the established Performance Goals. Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Performance Cycle. Payment for Performance Units shall be in (1) cash. or (2) shares of Common Stock, in such proportions as the Committee shall determine. Prior to the time Performance Units are earned, Participants may be offered the opportunity to defer receipt of payment for earned Performance Units under terms established by the Committee; provided, however, that such election by a Participant who is an officer or director of the Corporation within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, must be made prior to the time such Performance Units are earned and must be irrevocable.

         D.       TERMINATION OF EMPLOYMENT

                  A Participant must be an Employee at the end of a Performance Cycle in order to be entitled to payment of Performance Units in respect of such Cycle; provided, however, that in the event a Participant ceases to be an Employee with the consent of the Committee before the end of such Cycle, or upon the occurrence of a Participant's death, Retirement or Disability Date prior to the end of such Cycle, the Committee, in its discretion and after taking into consideration the performance of such Participant and the performance of the Corporation during the Cycle, may authorize payment to such Participant (or the Participant's legal representative) of all or a portion of the Performance Units deemed by the Committee to have been earned by the Participant to the date of termination.

                               IV. SERVICE AWARDS

         A.       AUTHORITY OF COMMITTEE

                  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Service Awards shall be granted, the number of shares of Common Stock to be granted to each Participant, the duration of the Restricted
         Period during which, and the conditions under which, the Service Award may be forfeited to the
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         Company, and the terms and conditions of the Award. Such determinations shall be made by the Committee at the time of the grant.

         B.       TERMS AND CONDITIONS

                  Shares of Common Stock subject to a Service Award may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as herein provided, during the Restricted Period. Certificates issued in respect to such Awards shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant. The Committee may further require that an appropriate legend be inserted on the certificate indicating the restrictions imposed hereunder and such other restrictions as may exist on the transferability of the shares represented thereby.

         C.       TERMINATION OF EMPLOYMENT

                  In the event a Participant ceases to be an Employee with the consent of the Committee during the Restricted Period, or upon the occurrence of a Participant's death, Retirement or Disability Date during the Restricted Period, the restrictions imposed hereunder shall lapse with respect to such number of shares of Common Stock granted as Service Awards, if any, shall be determined by the Committee. In the event a Participant ceases to be an Employee for any other reason during the Restricted Period, all shares of stock granted as Service Awards and not yet earned shall thereupon be forfeited to the Company.